UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2008
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 16.1

ITEM 4.01 Changes in Registrant’s Certifying Accountant.
     (a) Previous independent registered public accounting firm
     On October 1, 2008, DRI Corporation (“we,” the “Company” or “our”) dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. This action was approved by the audit committee of our board of directors.
     The reports of PricewaterhouseCoopers LLP on our financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows in the next two paragraphs:
     PricewaterhouseCoopers LLP’s report on our financial statements for the year ended December 31, 2006 contained an explanatory paragraph stating that “[t]he consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
     PricewaterhouseCoopers LLP’s report on our financial statements for the year ended December 31, 2007 contained an explanatory paragraph stating that “[t]he consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has insufficient cash resources to satisfy its debt obligations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
     During the years ended December 31, 2006 and 2007 and through October 1, 2008, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for such years.
     As noted in Item 4 in our Forms 10-Q for the quarters ended June 30, 2008 and March 31, 2008 and in Item 9A of our Form 10-K for the year ended December 31, 2007 the Company identified a material weakness in its internal controls over financial reporting and disclosure controls and procedures with respect to ensuring an accurate and complete annual physical inventory is achieved and accurately recording the results of such physical inventory. This material weakness remains unremediated, as the Company expects to conduct its next annual physical inventory on or about January 2, 2009. As noted in our Form 10-K for the year ended December 31, 2007, the Company identified the following two material weaknesses in internal controls over financial reporting and disclosure controls and procedures during the quarter ended December 31, 2007: (i) the inability to ensure proper capitalization of direct production labor and overhead in inventory and (ii) the inability to ensure proper elimination of intercompany profits in ending inventories. Our management believes that the latter two material weaknesses were fully remediated as of the date of the filing of our Form 10-K for the year ended December 31, 2007. Except as noted previously in this paragraph, there were no other “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2006 and 2007 and through October 1, 2008.
     We requested PricewaterhouseCoopers LLP to review the above disclosures and to furnish us with a letter addressed to the United States Securities and Exchange Commission (“SEC”) stating whether or not it agrees with those disclosures.
     A copy of such letter from PricewaterhouseCoopers LLP is filed with the SEC as an exhibit to this report.

     (b) New independent registered public accounting firm
     On October 6, 2008, we engaged Grant Thornton LLP as our independent registered accounting firm. During the years ended December 31, 2006 and 2007 and through October 6, 2008, neither we nor anyone on our behalf consulted with Grant Thornton LLP regarding any of the matters described in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. The audit committee of our board of directors approved the engagement of Grant Thornton LLP.
ITEM 9.01. Financial Statements and Exhibits
(c)	Exhibits.
16.1	Letter From PricewaterhouseCoopers LLP regarding the change in certifying accountant for DRI Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: October 7, 2008

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary